Exhibit 10.93

REGISTRATION RIGHTS AGREEMENT

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 3rd day of September, 2021 by and among Investview, Inc. a Nevada corporation (the “Company”), and each of the investors set forth on Schedule A hereto (each an “Investor” and together, the “Investors”), and shall be effective as to each such Investor upon its execution hereof.

RECITALS

WHEREAS, the Company is party to a Securities Purchase Agreement, dated as of March 22, 2021 (as amended and restated as of the date hereof), with MPower Trading Systems LLC (“MPower”), a Securities Purchase Agreement, dated as of March 22, 2021, with SSA Technologies LLC (“SSA” and together with MPower, the “Purchasers”) and certain other parties thereto and a Securities Purchase Agreement, dated as of March 22, 2021, with SSA (collectively, the “Purchase Agreements”), pursuant to each of which the applicable Purchaser is purchasing Class B Units (the closing of each such transaction, a “Closing”) of Investview Financial Group Holdings, LLC, a Delaware limited liability company and subsidiary of the Company, which Class B Units are exchangeable for shares of Common Stock (as defined below); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreements and to induce the Purchasers to purchase the Class B Units pursuant to the Purchase Agreements, the Purchasers and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions . For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended and/or restated from time to time.

1.3 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.4 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any other federal or state securities law.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8 “Person” means any individual, corporation, partnership, trust, limited liability company, limited liability partnership, professional corporation, association or any other legal entity.

1.9 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Class B Units; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, owned by the Investors; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above.

1.10 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.11 “SEC” means the Securities and Exchange Commission.

1.12 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.13 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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1.14 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Investor, except for the fees and disbursements of the Investor Counsel borne and paid by the Company as provided in Subsection 2.3.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Mandatory Registration.

(a) The Company shall prepare, and on or before the earlier of (i) thirty (30) days from the date of the Closing of all of the Purchase Agreements and (ii) November 1, 2021, file with the SEC a registration statement on Form S-1 (or Form S-3 if available) covering the resale with respect to all Registrable Securities of the Investors issued or issuable upon exchange of the Class B Units and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days following the tenth (10th) anniversary of such Closing or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that period shall be extended for a period of time equal to the period the Investors refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration. If such registration statement (or any successor registration statement) shall expire, the Company shall, prior to such expiration, file a replacement registration statement that is in compliance with this Subsection 2.1(a). If at any time and from time to time the Investors are issued any additional Registrable Securities, the Company shall prepare and file a registration statement with respect to such additional Registrable Securities in compliance with this Subsection 2.1(a).

(b) In furtherance of Subsection 2.1(a), the Company shall, as expeditiously as reasonably possible:

(i) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(ii) furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate their disposition of its Registrable Securities;

(iii) register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(iv) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(v) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(vii) promptly make available for inspection by the Investors, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investors, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(viii) notify the Investors, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(ix) after such registration statement becomes effective, notify the Investors of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.2 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities that the Investors shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Securities.

2.3 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel for the Investors (“Investor Counsel”), shall be borne and paid by the Company.

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2.4 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Investors, and the partners, members, officers, directors, and stockholders of the Investors; legal counsel and accountants for the Investors; any underwriter (as defined in the Securities Act) for the Investors; and each Person, if any, who controls the Investors or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investors, underwriter, controlling Person, or other aforementioned Person any legal, including reasonable attorney’s fees, or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.4(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investors, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, the Investors, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), the Investors, and any controlling Person of any such underwriter or the Investors, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investors expressly for use in connection with such registration; and the Investors will pay to the Company and each other aforementioned Person any legal, including reasonable attorney’s fees, or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.4(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investors, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall the aggregate amounts payable by the Investors by way of indemnity or contribution under Subsections 2.4(b) and 2.4(d) exceed the proceeds from the offering received by the Investors (net of any Selling Expenses paid by the Investors), except in the case of fraud or willful misconduct by the Investors.

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(c) Promptly after receipt, but no later than ten (10) business days after receipt by an indemnified party under this Subsection 2.4 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.4, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action as set forth herein this Subsection 2.4, shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.4, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.4.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.4, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, legal expenses, including attorney’s fees, or other expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, legal expenses, including attorney’s fees, or other expenses, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Investors will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investors pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investors’ liability pursuant to this Subsection 2.4(d), when combined with the amounts paid or payable by the Investors pursuant to Subsection 2.4(b), exceed the proceeds from the offering received by the Investors (net of any Selling Expenses paid by the Investors), except in the case of willful misconduct or fraud by the Investors.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investors under this Subsection 2.4 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.5 Reports Under Exchange Act. With a view to making available to the Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to the Investors, so long as the Investors own any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing the Investors of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

3. Miscellaneous.

3.1 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Investors and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the other party, except that an Investor may, without the prior consent of the Company, assign such Investor’s rights to any of its Affiliates that purchases Registrable Securities or to which such Investor transfers Registrable Securities. This Agreement shall not inure to the benefit of or be enforceable by any other third-party Person.

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3.2 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, email or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective as to each Investor upon the execution hereof by the Company and such Investor (and, for the avoidance of doubt, such effectiveness as to such Investor shall not require the execution and delivery of this Agreement by any other Investor).

3.3 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

3.4 Notices.

(a) All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 3.4 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and deposit with the courier service with receipt of mailing. All communications shall be sent to the Company at the address set forth on the signature page hereto and to the Investors at their respective addresses set forth on Schedule A hereto, or to such other address as may be specified by a party hereto, by written notice given in accordance with this Section 3.4.

(b) Consent to Electronic Notice. Notwithstanding any contrary language set forth in subsection (a) immediately above, the Investors consents to the delivery of any stockholder notice by electronic transmission pursuant to the Nevada Revised Statutes, Title 7, Chapter 78, Section 370 (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

3.5 Amendments and Waivers. None of the provisions of this Agreement may be waived, modified, amended, deleted, changed or terminated orally or otherwise, except by a writing signed by the Company and the Investors holding a majority of the Registrable Securities then outstanding.

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3.6 Severability. In the event any provision of this Agreement is found to be void, invalid, illegal or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void, invalid, illegal or unenforceable provision were never the subject of this Agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

3.7 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.8 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

3.9 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

THE INVESTORS AND THE COMPANY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE INVESTORS AND THE COMPANY ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE INVESTORS AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND TO THE ADDRESS SPECIFIED IN SECTION 3.4 OF THIS AGREEMENT.

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EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

3.10 Delays or Omissions. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

3.11 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

3.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, and without any additional consideration, the parties agree to provide further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Agreement, the intent of the parties and give effect to the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank. Authorized Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTVIEW, INC.

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

Address:	Investview, Inc.
234 Industrial Way West
Building A. Suite 202
Eatontown, NJ 07724

Email:	joe@investview.com

With a copy to:
Michael Best & Friedrish LLP
790 N. Water Street
Suite 2500
Milwaukee, WI 53202
Attention: Kevin C. Timken

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

MPOWER TRADING SYSTEMS LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Lead Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SSA TECHNOLOGIES LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

APEX CLEARING CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Schedule A

Investors

1. MPower Trading Systems LLC

1645 Kecks Road

Breinigsville, PA 18031

dbr@rothrock.com

with copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

Attn: Michael J. Pedrick, Esq.

Fox Rothschild, LLP

2000 Market Street, 20th floor

Philadelphia, PA 19103

Attn: Stephen M. Cohen, Esq.

2. SSA Technologies LLC

109 White Oak Lane, Suite 200

Old Bridge, NJ 08857

joe@investview.com

With a copy to:

Michael Best & Friedrich, LLP

170 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Kevin Timken

3. Apex Clearing Corporation

109 White Oak Lane

Suite 200

Old Bridge, NJ 08857

Attn: [  ]